Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

    We consent to the incorporation by reference in Registration Statement No. 333-283381 on Form S-3 of our report dated February 14, 2025, relating to the financial statements of SL Green Operating Partnership, L.P. appearing in this Amendment No. 1 to the Annual Report on Form 10-K/A and of our report dated February 14, 2025 on the effectiveness of SL Green Operating Partnership, L.P.’s internal control over financial reporting appearing in the Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP
New York, New York
April 17, 2025